LBJ REALTY CO.
43 West 33rd Street
New York, N.Y. 10001
212-564-5760

Date: Jan.6, 2009
Landlord: LBJ Realty Co./43 West 33rd St Realty LLC
Tenant: Spongetech Delivery System INC.
Reference: Lease starting Feb. 1, 2008, Ending Jan. 30,2011
Room: #600 - 6th floor Front

AGREEMENT

NEW RENT: $5, 250.00 per month STARTING: Feb 1, 2009
NEW ELECTRIC CHARGE: 45% of 6th floor electric bill per month STARTING Feb 1, 20[illegible]

For additional space(Card Service space) added in Jan. 2009 to original floor space.

(All predicated on old tenant, Card Service, moving out and giving space to Spongetech).

Landlord ____________

Tenant ____________

LANDLORD will:

1. PAINT in New space
2. LAY CARPET IN New space
3. CUT DOOR To New space To CONNECT
4. Add Lights in New space
5. ELECTRICAL OUTLETS

All other parts of lease the SAme